WSFS Financial Corporation Exhibit 99.2

Stockholders or others seeking information regarding the Company may call or write:
WSFS Financial Corporation
Investor Relations
WSFS Bank Center
500 Delaware Avenue
Wilmington, DE  19801
302-571-7264
bsellers@wsfsbank.com
www.wsfsbank.com

Mark A. Turner
President and CEO
302-571-7160
mturner@wsfsbank.com
Stephen A. Fowle
Chief Financial Officer
302-571-6833
sfowle@wsfsbank.com
Rodger Levenson
Chief Commercial Banking Officer
302-571-7296
rlevenson@wsfsbank.com

This presentation contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private
Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company’s financial goals, management’s plans and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations.  Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.  Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, including an increase in unemployment levels; the volatility of the financial and securities markets, including changes with respect to the market value of financial assets; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; increases in benchmark rates would increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated; changes in government regulation affecting financial institutions, including the Dodd-Frank Wall
Street Reform and Consumer Protection Act and the rules being issued in accordance with this statute and potential expenses and elevated capital levels associated therewith; possible additional loan losses and impairment of the collectability of loans; seasonality, which may impact customer, such as construction-related businesses, the availability of public funds, and certain types of the Company’s fee revenue, such as mortgage originations; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business; possible rules and regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact our business model or products and services; possible stresses in the real estate markets, including possible continued deterioration in property values that affect the collateral value of underlying real estate loans; the Company’s ability to expand into new markets, develop competitive new products and services in a timely manner and to maintain profit margins in the face of competitive pressures; possible changes in consumer and business spending and savings habits could affect the Company’s ability to increase assets and to attract deposits; the Company’s ability to effectively manage credit risk, interest rate risk market risk, operational risk, legal risk, liquidity risk, reputational risk, and regulatory and compliance risk; the effects of increased competition from both banks and non-banks; the effects of geopolitical instability and risks such as terrorist attacks; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters; possible changes in the speed of loan prepayments by the Company’s customers and loan origination or sales volumes; possible acceleration of prepayments of mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on prepayments on mortgage-backed securities due to low interest rates;
the Company’s ability to timely integrate any businesses it may acquire and realize any anticipated cost savings from those acquisitions; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in the Company’s Form 10-K for the year ended
December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission from time to time.  Forward looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Forward-Looking Statements

Quarter Highlights
•
4Q 2014 results reflect continued core revenue growth
•
Core revenues increased $4.5 million or 8% over 4Q 2013
•
Net interest income improved $3.7 million or 11%  over 4Q 2013
•
•
Reported ROA was 1.07%; ROTCE was 12.04%
•
Core ROA of 1.15% increased 6% from 1.08% in 4Q 2013
•
Reported EPS was $1.32 compared to  $1.33 in 4Q 2013
•
Core EPS of $1.43 up 8% from core EPS of $1.32 in 4Q 2013
•
Balance Sheet growth includes First National Bank of Wyoming Acquisition
•
Total loan growth was $248.7 million or 9% over 4Q 2013
•
Commercial growth of $228.2 million or 9%; Consumer growth of $25.4 million or 8%
•
Core deposit account growth of $401.2 million or an increase of 16% from 4Q 2013
•
Core deposit accounts are 85% of total customer funding
•
Includes year end temporary trust–related deposits of $188.5 million

Review of 4Q 2014 Results
Core noninterest income increased $793,000 or 4%  over 4Q 2013; stands at a robust 35% of total revenue

•
Capital levels remain strong, boosted by earnings and investment appreciation
• Tangible common book value per share improved 3% to $45.89 and tangible common equity increased 15 basis points to 9.00%
• Tier 1 leverage ratio was 10.25%, Tier 1 risk-based capital ratio was 12.79% and total risk-based capital ratio was 13.83% at quarter-end
• All substantially above “well capitalized” levels
• In September 2014, the Board of Directors approved a 25% increase to the cash dividend and authorized a 5% stock repurchase plan
• Credit quality metrics continued favorable trends
• Delinquency decreased to 0.55% of total loans (includes nonperforming loans)
• Charge offs are $624,000  for the 4Q 2014 or 8 basis points (annualized) of gross loans
• Total credit costs (provision for loan losses, loan workout expenses, OREO expenses and other credit reserves), were $991,000  during 4Q 2014 a decrease from $2.2 million in 4Q 2013
• NPLs decreased $2.4 million to $24.1 million, or 0.75% of net loans at December 31, 2014
Quarter Highlights

Strategic Rationale: Consistent with WSFS’s strategic growth plan
Size: Assets of $421MM; Loans $310MM; Deposits of $345MM; 8 Branches
Enhances franchise in Delaware County and Chester County – from #22 to #9 (pro forma) in
Delaware County, PA
Provides appealing cross-sell opportunities for WSFS products and services, including
Array Financial ,Treasury Management, Mobile Banking and Wealth Management
Compatible Culture; client focused community banking model
Platform for future growth in Southeastern PA
Accretive in 1
st
full year (excluding integration costs) with IRR of 17%
Purchase Price: Approximately $92.0 million in aggregate
70% Stock / 30% Cash
Tangible Book Value of 138.4%
Expected Closing: Fourth quarter 2015; pending shareholder and regulatory approvals
Pending combination with Alliance Bancorp, Inc.

Recently completed combination with FNB of Wyoming (DE)
Strategic Rationale: Consistent with WSFS’s strategic growth plan
Size: Assets of $285MM; Loans $176MM; Deposits of $229MM; 6 Branches
Enhances franchise in Kent County – from #6 to #2 (pro forma) in market share
Diversifies revenue stream and improves core funding and liquidity; The First National Bank of Wyoming is ranked 2nd in SBA lending in Delaware
Low risk in-market transaction and plain balance sheet; business lines are easily integrated
Attractive financial returns; opportunity for significant cost savings
Accretive in 1
st
full year (excluding integration costs) with IRR well in excess of 20%
Purchase Price: Approximately $65.0 million in aggregate
Tangible Book Value of 129%
50% Stock / 50% Cash
Closing: September 5, 2014. Completed successful integration

WSFS Financial Corporation

Delaware is strategically located with close proximity to major Mid-Atlantic cities such as Washington DC, Baltimore, Philadelphia and New York.
New York
Philadelphia
Baltimore
Washington DC
Pennsylvania
New Jersey
Maryland
Delaware

The WSFS Franchise
•
Largest independent bank and
trust co. in the Delaware Valley
•
$4.9 billion in assets
•
55 offices
•
Major business lines
•
Retail
•
Commercial
•
Wealth Management
Indicates WSFS branch office and LPO
locations
Not shown on map: Annandale, VA (LPO) &
Las Vegas, NV (Wealth Management Office)
•
$9.9 billion in fiduciary assets,
includes $1.2 billion in assets
under management
•
Founded in 1832, WSFS is one of the ten
oldest banks in the U.S.
•
Cash Connect ® (ATM cash and
related businesses)
Note: the varying shades of green represent the
intensity of the number of Customers we serve in
our regional footprint

WSFS Bank
Deposits of Traditional Banks in Delaware
June 30, 2014*
Rank Institution Branch
Count
Total Deposits
in Market
Total Market
Share
CAGR
‘08-’14
1 M&T Bancorp (NY) 41 5,672,018 29.41% 3.58%
2 PNC Financial Services Group (PA) 41 3,932,958 20.40% 10.11%
3 WSFS (DE)¹ 37 3,090,816 16.03% 11.52%
4 Wells Fargo & Company (CA) 19 2,188,755 11.35% -7.54%
5 TD Bank (Canada)² 13 2,062,985 10.70% 11.67%
6 Citizens (RBS -Scotland) 23 943,384 4.89% -1.67%
7 Artisan’s Bank (DE) 12 440,888 2.29% -2.98%
8 Fulton Financial Corp. (PA) 11 416,159 2.16% 9.65%
9 County Bank (DE) 7 295,014 1.53% 0.51%
10 Bank of America (NC) 4 239,917 1.24% 47.09%
Top 10 Delaware Banks³ 208 $19,282,894 100.00% 4.42%

*Most recently available FDIC data
(1) WSFS deposits are restated year over year to include First National Bank of Wyoming and its surviving branches
(2) Excludes estimated out-of-market deposits of TD Bank
(3) Top 10 Delaware Banks house 96% of all traditional deposits in the state

Commercial Bank Assets
4Q 2014:
•
•
C&I (including owner-occupied
real estate), the largest
component, makes up 54% of all
loans
•
•
Commercial loans grew  9%
•
Consumer loans grew 8%
•
Reflects FNBW acquisition
Comments Assets $4.9 Billion; Net Loans $3.2 Billion
Asset Composition-December 31, 2014
WSFS Bank – Balance Sheet

RCLC = Residential Construction & Land Development
CCLC = Commercial Construction & and Land Development
Cash
Connect
8%
Investments
18%
BOLI 2%
Non-
Earning
Assets 6%
Net Loans
66%
1%CCLD
3%
7%
10%
54%
25%
CRE
C&I
Residential
Mortgages
Consumer
RCLD
Commercial loans comprise 83%
of the loan portfolio
Net loans grew 9% from 4Q 2013

Comments Customer Funding - $3.5 billion
Funding
Composition-December 31, 2014
WSFS Bank – Balance Sheet

•
•
Non-interest and very low interest
DDA (WAC 9bps) stands at 43% of
total customer funding
•
Customer funding up 8% from
December 31, 2013 driven by $401.2
million or 16% growth in core deposits
•
4% core deposit growth, excluding
FNBW acquired deposits and
temporary increases in Trust-related
money market over prior year. At
December 31, 2014, we held $188.5
million in temporary trust-related
money market deposits
•
•
Down from a high of 140% prior to the
beginning of the economic cycle
Other
Liabilities
1%
Wholesale
Deposits
5%
Borrowings
16%
Equity 10%
Customer
Funding
68%
Non
interest
DDA 23%
Interest
DDA 20%
Money
Market &
Savings
42%
Sweeps
1%
Time 14%
Loan to customer funding ratio is at
92%
Core customer funding comprises
85% of total customer funding
Heavy Bias Towards Core:

WSFS Financial Corporation

CHRISTIANA Trust
A DIVISION OF WSFS BANK

•
Fiduciary and investment services
•
Services to personal trust clients as well as trustee, agency, custodial and commercial domicile services to corporate and
institutional clients
•
$3.4 million revenue in 4Q 2014
•
$526 million in assets under management and $8.8 billion
assets under administration
•
Ranked sixth among all U.S. corporate trustees in the
ABS/MBS industry for 2014
(1)
Wealth Management
WSFS Private Banking
WSFS  Wealth Investments
•
Offers insurance and brokerage products
•
Focus on retail banking clients
•
$469,000 revenue in 4Q 2014
•
Offers credit and deposit products
•
Focus on high net worth individuals
•
Partners/refers to other wealth units
•
$2.1 million  revenue in 4Q 2014
•
Registered investment advisor offering a
“balanced’ investment style focused on
preservation of capital and current income
•
Focus on high net worth individuals
•
$661 million + assets under management
•
$563,000 revenue in 4Q 2014
(1) Per the January 2015 issue of Asset-Backed Alert

CYPRESS
CAPITAL MANAGEMENT, LLC

WSFS Financial Corporation
Cash Connect
ATM SOLUTIONS BY WSFS BANK

Cash Connect
®

•
Leading provider of ATM vault cash, armored carrier management, cash forecasting services, insurance and equipment services
•
Adding ATM settlement services to existing managed service offering
•
Expanding ATM managed services from ISO market to FI market sector
•
Services non-bank ATM owners
•
More than $486 million in vault cash
•
Nearly 15,000 non-bank ATMs nationwide
•
$6.5 million net revenue (fee income less funding costs) and $1.9 million in pre-tax profitability in 4Q 2014
•
5 year CAGR for net revenue is 13.4%
•
Also serves as an innovation center for the company, both expanding core ATM offerings and additional payment-, processing- and software-related activities
•
Launched Smart Safe cash services in 2Q 2014. Currently 51 safes; projecting 400 by
EOY 2015
•
Operates more than 465 ATMs for WSFS Bank; largest in-market ATM franchise

Fee Income Businesses

Significant Growth in Fee Businesses
*    Excludes security gains, reverse mortgage consolidation gains and BOLI  gain
35% of
Total
Revenues*
$0
$10
$20
$30
$40
$50
$60
$70
$80
2010 2011 2012 2013 2014
WSFS Bank* Cash Connect Wealth

•
Focus on increasing operating leverage and earnings
•
Continued credit quality improvement
•
Managing capital prudently and thoughtfully
•
Continuing strong alignment of management and owners
•
Goal – become solidly high performing (top quintile of peers in ROA, ROTCE and
EPS growth), supporting above-peer Total Shareholder Returns
•
On a path to high performing status; see analysis on page 23
The WSFS Franchise
Organizational Focus
•
Generating above-peer Total Shareholder Returns over 3, 5, and 10 year time frames, see analysis on page 24

WSFS Financial Corporation

1Q 12
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14

Comments
Building Bottom Line Performance:
•
• 4Q 2014 Core ROA of 1.15%  ahead of
1.08% in 4Q 2013
• Goal of 1.20% -1.30%  by end of  4Q
2015
• Normalized EPS growth
momentum
• Increased 8% from 4Q 2013
reflecting success in building market
share
Increasing Earnings

(1) Peer group ROA reflects 97% reporting for December 31, 2014
(2) Represents normalization for securities gain/losses, non-routine BOLI income, bulk sale provision, OREO impact and debt extinguishment loss. Please see Appendix 3  Non-GAAP Financial Information for details
ROA Progression (1)
Normalized EPS Trend (2)
ROA trend has consistently improved
from a break-even year in 2009
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1.40%
2010 2011 2012 2013 2014
WSFS $2 -$10B Peer Median(1)
$0.30
$0.50
$0.70
$0.90
$1.10
$1.30
$1.50

Increasing Earnings
35.6%
Provision and Credit Costs
•
•
Fee Income
•
•
•
Wealth Management  fee income
increased 24% from 4Q 2013
•
Cash Connect net revenue increased
6% from 4Q 2013

Percentages represent normalized fee income as a percentage of total revenues
Comments
Core Fee Income
Reflects Improved Credit Quality
Decreased significantly, reflecting long term
trend in asset quality improvement and
lower charge offs in 4Q 2014.
Total Problem loans reduced significantly to
25.97%  of Tier I Capital plus ALLL
Increased focus on fee income growth,
35% of revenues in 2014
Fee income increased $793,000 million or
4% from 4Q 2013 reflecting growth in most
segments of the business
$0
$20
$40
$60
$80
$100
2010 2011 2012 2013 2014
27.3% 31.0% 33.6%
35.0%
$0
$10
$20
$30
$40
$50
2010 2011 2012 2013 2014
Provision Other Credit  Cost
Fee Income Normalized Securities Gains
Rev Mtg Consol Gain
BOLI Gain

Increasing Earnings
Net Interest Margin / Net Interest
Income
Improving Efficiency Ratio

Comments
Improving Efficiency Ratio (1)
Improved Net Interest Income
(1) Excludes pro forma items listed on page 29
$100
$110
$120
$130
$140
$150
2010 2011 2012 2013 2014
60.0%
62.0%
64.0%
66.0%
68.0%
70.0%
2010 2011 2012 2013 2014
Strong revenue growth across all
business lines
Improving credit costs
Moderating core expenses
Increased operating leverage
Net interest income increased $3.7
million or 11% over 4Q 2013
Net Interest Margin of 3.78% improved
10 basis points over 4Q 2013

What happens when Rates go up?
Balance Sheet Drivers
• +100 Model results reflects impact of loan floors and WSFS prime
• High % of variable/adjustable rate total loan portfolio: 66%
• High % core deposits: 88%
• High % non-interest bearing deposits: 26%
• Solid brand and position / “Price Leader”
•
* Static Balance Sheet / Instantaneous Rate Shocks

NII NII
BPS Change* % Impact $ Impact
+100 (1)% $ (1.6) mm
+200 2% $ +2.2 mm
+300 4% $ +6.2 mm
+400 7% $ +9.9 mm
Recent strategy: shortening duration of investment portfolio and lengthening duration of FHLB advances

WSFS Financial Corporation

Classified Assets to Tier 1 + ALLL
Total Criticized Assets to Tier 1 + ALLL

Asset Quality Metrics
Improving credit quality trends:
•
•
•
From a cycle–high of over 70%
•
•

Comments Problem Loan Key Ratios
Credit Quality Continues to Improve
Adjusted for FNBW acquired loans, ALLL Ratio is 1.30%
NPAs were 1.08% of total assets at
December 31, 2014
Classified loans decreased to 21.3%
of Tier 1 Capital + ALLL
ALLL remains at a strong 1.23% of
loans*
Coverage ratio stands at 164% of
non-performing loans at
December 31, 2014
46.6%
52.2%
36.8%
29.7%
21.3%
63.9%
84.8%
52.5%
33.6%
26.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
80.0%
90.0%
2010 2011 2012 2013 2014

Bank-Level Capital Ratios
(thousands)
Total Risk-Based Capital
13.62% 13.43%
14.29% 14.36% 13.83%
Tier 1 Capital
12.36% 12.18%
13.04% 13.16% 12.79%
Excess RBC (above 10%) $108,611 $110,940 $140,117 $153,542 $147,186
Tangible Common Equity
7.18% 7.18%
7.72% 7.69% 9.00%
Tangible Common Book Value
$33.03 $35.96
$38.21 $38.68 $45.89
Managing Capital
$409,034
$434,301
$466,925
$505,354
$531,208
$250,000
$300,000
$350,000
$400,000
$450,000
$500,000
$550,000
$600,000
12/10 12/11 12/12 12/13 12/14
Total Risk-Based Capital Well Capitalized Requirement

Strong Alignment
•
Insider ownership is nearly 8% *
•
Board of Directors and Executive Management ownership guidelines in place
•
Executive management bonuses and equity awards based on bottom-line performance
•
ROA, ROTCE and EPS growth
•
5% stock buyback authorization in place; repurchased 1% or 116,421 common share equivalents in 4Q 2014
•
$54.3 million in cash remains in the Holding Co. as of December 31, 2014 to so support the buyback and other company cash needs.
•
The Board of Directors approved a 25% increase of the quarterly cash dividend to $0.15 per share of common stock in September 2014

*   As defined in our most recent proxy, adjusted for options approved by shareholders and awarded to the CEO and EVP’s in April 2013.

Path to High Performing – 2015 Goal
Item Action Plan
Planned
Impact +
Possible
Impact
LTD
Improvements
NII
(Goal: 3.60 – 3.75%)
Planned:
2012 deleverage strategy, municipal investment, fixed rate loan growth, balance sheet mix.  Possible: Rate environment
15 bp + 6 bp 18 bp
Fee income
(Goal: 36 – 40%)
Planned:
Low double digit growth in Cash Connect, high single digit growth in
Wealth Division fees, intro of new banking solutions
20 bp + 0 bp 4 bp
Efficiency ratio
(Goal: low 60s%)
Planned:
Reduction in regulatory costs from release of MOU, higher 1Q seasonal costs. Possible: Contain expense growth to 2% in 2013, 5% in later year
8 bp + 1 bp 2 bp
Credit costs
(Goal: 0.27%)
Planned:
Reduced credit costs to industry median (35 bps of loans 2012).
Possible:
Further improvement possible in stronger economy
5 bp + 3 bp 8 bp
Tax rate
Planned:
Tax impact of muni investment 2 bp + 0 bp 3 bp
Total 50 bp + 10 bp 35 bp
(1Q 2013 Normalized)  0.70%  ROA
11 10
(1Q 2013 Normalized + Planned Impacts) 1.20%
0.91% (as Reported)
1.30% (with Possible)
6
3 5
2
12
1
20
Credit Costs Security Gains
8
15
(4Q 2014 Normalized)  1.05%
% ROA
* 1.05% normalized ROA for 4Q 2014 adjusted includes credit costs at long term expectations for the industry (-11bps), the impact of securities gains, and one-time identifiable expenses related to corporate development activities and retirement benefit charge (+9bps)
1.07% (Reported) 2*
0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40%
Q4 2014 Results
Goal
Tax rate
Credit costs
Efficiency ratio
Fee income growth
Net interest income
1Q 2013 Baseline

Engaged Associates
Delivering Stellar Service
Growing Customer Advocates
And Value for Our Owners
Virtuous Cycle

Business Model and Total Shareholder Returns

*    Completed by the Gallup Organization, as of December 31, 2013
**   Per Bloomberg; closing price as of December 31, 2014
Focused Business Model
• Gallup survey showed
WSFS best among top
players in market at
delivering service
*
• Consistently ranked in the
top quintile of all
businesses surveyed
*
• WSFS has been recog-
nized by The Wilmington
News Journal as a “Top
Workplace Award” winner
nine years in a row; “Top 3”
the last 5 years running
• Customer advocacy survey places
WSFS at the 89th percentile*
• On a scale of 1-5, 44% of WSFS
customers rated us a “5” (“strongly
agree”) saying “I can’t imagine a
world without WSFS”
*
• Voted “Top Bank” in Delaware 4
years running (The News Journal)
• Builds sustainable real profit
growth
• Leads to increased
shareholder value
• Total Shareholder Returns**
WSFS
Nasdaq
Bank Index
1 year (.12)% 4.91%
3 year 70.76% 49.52%
5 year 216.23% 80.25%
10 year 41.15% 5.64%

Appendices

Appendix – Table of Contents
Section Page #
•
Appendix 1 – Management Team 27-28
•
Appendix 2 – Business Model 29
•
Appendix 3 – Non-GAAP Financial Information 30-31
•
Appendix 4 – Alliance Bancorp, Inc. presentation 32-41

Appendix 1 – Management Team
• Mark A. Turner, 52, has served as President and Chief Executive Officer since 2007. Mr. Turner was previously
Chief Operating Officer and the Chief Financial Officer for WSFS. Prior to joining WSFS, his experience includes working at CoreStates Bank and Meridian Bancorp.  Mr. Turner started his career at the international professional services firm of KPMG, LLP.  He received his MBA from the Wharton School of the University of Pennsylvania, his Masters Degree in Executive Leadership from the University of Nebraska and his Bachelor’s Degree in
Accounting and Management from LaSalle University.
• Peggy H. Eddens, 59, Executive Vice President, Chief Human Capital Officer since 2007. From 2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier Bank, Butler PA. Ms. Eddens
received a Master of Science Degree in Human Resource Management from La Roche College and her Bachelor of Science Degree in Business Administration with minors in Management and Psychology from Robert Morris
University.
• Stephen A. Fowle, 49, Executive Vice President and Chief Financial Officer since 2005. From 2000 to 2004, he was Chief Financial Officer at Third Federal Savings and Loan Association of Cleveland.  Mr. Fowle received his
Masters of Management, Finance and Marketing from Northwestern University and his Bachelor’s Degree in
Chemistry from Stanford University.
•
Paul D. Geraghty, 61, Executive Vice President and Chief Wealth Officer since 2011. From 2007 to 2010, he was Chief Executive Officer at Harleysville National Corporation, Harleysville, PA. Mr. Geraghty received his
Bachelor of Science in Accounting from Villanova University and pursued graduate study in business at Lehigh
University.

Appendix 1 – Management Team
• Thomas W. Kearney, 67, Executive Vice President and Chief Risk Officer has been with WSFS since 1998.
Mr. Kearney holds a Bachelor’s degree in Business Administration (Finance and Accounting) from Drexel
University. He also holds the professional designations of Certified Bank Auditor (CBA) and Certified Financial
Services Auditor (CFSA). As Chief Risk Officer, Mr. Kearney’s primary responsibility is to manage and direct the various oversight functions throughout the Company. These oversight functions include Enterprise Risk
Management, Loan Review, In-house Counsel, Security/Fraud Investigations, Regulatory Compliance, Internal
Control/Audit and Credit Administration.
• Rodger Levenson, 53, Executive Vice President and Chief Commercial Banking Officer since 2006. From 2003 to 2006, Mr. Levenson was Senior Vice President and Manager of the Specialized Banking and Business
Banking Divisions of Citizens Bank.  Mr. Levenson received his MBA in Finance from Drexel University and his
Bachelor’s Degree in Finance from Temple University.
• S. James Mazarakis, 58, Executive Vice President and Chief Technology Officer since 2010. Mr. Mazarakis served in a senior leadership role as Chief Information Officer for T. Rowe Price, and Managing Director and
Divisional CIO at JP Morgan Investment Asset Management. He received his Master of Science degree in
Management of Technology from Polytechnic Institute of New York University.
• Thomas Stevenson, 62, has served as President of Cash Connect Division since 2003. Mr. Stevenson joined
WSFS in 1996 as  Executive Vice President and Chief Information Officer.  Prior to joining WSFS, Mr. Stevenson was the Manager of Quality Assurance at Electronic Payment Services.  Mr. Stevenson attended Wayne State
University and the Banking and Financial Services program at the University of Michigan’s Graduate School of
Business Administration.
• Richard M. Wright, 62, Executive Vice President and Chief Retail Banking Officer since 2006. From 2003 to
2006, Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA.
Mr. Wright received his MBA in Management Decision Systems from the University of Southern California and his
Bachelor’s Degree in Marketing and Economics from California State University.

WSFS Financial Corporation

Mission (Purpose):

- We Stand for Service®

Vision (View of the Future):

- We envision a day when all our constituents say, "I can't imagine a world without WSFS."

Strategy (Business Model):

- Engaged Associates delivering Stellar Service growing Customer Advocates and value for our Owners℠

Values (Culture and Behaviors):

At WSFS we:

- Do the right thing
- Serve others
- Are open and candid
- Grow and improve

Appendix 2 – Business Model 29

Appendix 3 – Non-GAAP Financial Information
Rev Mtg
Securities Non-Routine Debt Consolidation Corporate Fraud/
(Gains) BOLI Bulk Extinguishment Gain / Tax Development Litigation PRBO Proforma
EPS Losses Income Sale Loss Benefit Costs Costs Adj. EPS
4th Quarter 2011 0.63 (0.14) 0.49
1st Quarter 2012 0.66 (0.15) 0.51
2nd Quarter 2012 0.76 (0.95) 1.04 0.85
3rd Quarter 2012 1.06 (0.18) (0.11) 0.77
4th Quarter 2012 0.78 (0.27) 0.27 0.78
1st Quarter 2013 1.02 (0.12) 0.90
2nd Quarter 2013 1.16 (0.07) 1.09
3rd Quarter 2013 1.54 (0.02) (0.27) 0.01 1.26
4th Quarter 2013 1.33 (0.05) 0.04 1.32
1st Quarter 2014 1.85 (0.04) (0.73) 0.02 1.10
2nd Quarter 2014 1.39 (0.03)             0.02 0.06 1.44
3rd Quarter 2014 1.23 (0.00)             0.18 0.07 1.48
4th Quarter 2014 1.32 (0.00) 0.07 0.04 1.43

End of Period
December 31, September 30, December 31,
2014 2014 2013
Total assets $
4,853,320
$
4,782,728
$
4,442,656
Less: Goodwill and other intangible assets
(57,593) (58,176) (39,541)
Total tangible assets $ 4,795,727 $ 4,724,552 $ 4,403,115
Total Stockholders' equity $
489,051
$
476,324
$
373,951
Less: Goodwill and other intangible assets
(57,693) (58,176) (39,541)
Total tangible common equity $ 431,358 $ 418,148 $ 334,410
Calculation of tangible common book value:
Book Value (GAAP) $
52.01
$
50.70
$
43.06
Tangible book value (non-GAAP)
45.89 44.50 38.68
Tangible common book value (non-GAAP)
45.89 44.50 36.68
Calculation of tangible common equity to assets:
Equity to asset ratio (GAAP)
10.08% 9.96% 8.48%
Tangible equity to asset ratio (non-GAAP)
9.00% 8.85% 7.69%
Tangible common equity to asset ratio (non-GAAP)
9.00% 8.85% 7.69%
Appendix 3 – Non-GAAP Financial Information
Tangible common book value and equity to assets

WSFS Financial Corporation

WSFS bank

We Stand For Service®

WSFS Financial Corporation to acquire Alliance Bancorp, Inc. of Pennsylvania March 3, 2015 Appendix 4 32

Forward-Looking Statement Disclaimer

This presentation contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company’s financial goals, management’s plans and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, including an increase in unemployment levels; the volatility of the financial and securities markets, including changes with respect to the market value of financial assets; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; increases in benchmark rates would increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated; changes in government regulation affecting financial institutions, including the
Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules being issued in accordance with this statute and potential expenses and elevated capital levels associated therewith; possible additional loan losses and impairment of the collectability of loans;
seasonality, which may impact customer, such as construction-related businesses, the availability of public funds, and certain types of the
Company’s fee revenue, such as mortgage originations; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business; possible rules and regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact our business model or products and services; possible stresses in the real estate markets, including possible continued deterioration in property values that affect the collateral value of underlying real estate loans; the Company’s ability to expand into new markets, develop competitive new products and services in a timely manner and to maintain profit margins in the face of competitive pressures; possible changes in consumer and business spending and savings habits could affect the Company’s ability to increase assets and to attract deposits; the
Company’s ability to effectively manage credit risk, interest rate risk market risk, operational risk, legal risk, liquidity risk, reputational risk, and regulatory and compliance risk; the effects of increased competition from both banks and non-banks; the effects of geopolitical instability and risks such as terrorist attacks; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters; possible changes in the speed of loan prepayments by the Company’s customers and loan origination or sales volumes; possible acceleration of prepayments of mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on prepayments on mortgage-backed securities due to low interest rates; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in the Company’s Form 10-K for the year ended December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission from time to time.
Forward looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company. This presentation speaks only as of its date, and WSFS disclaims any duty to update the information herein.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed merger, WSFS will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Alliance and a prospectus of WSFS, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF ALLIANCE ARE URGED TO READ THE REGISTRATION STATEMENT
AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER
RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WSFS and Alliance, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, from WSFS at www.wsfsbank.com under the heading “About WSFS” and then under the heading “Investor Relations” and then under “SEC Filings” or from Alliance by accessing Alliance’s website at
www.allianceanytime.com under the heading “Stockholder Information” and then under “Corporate and Market Information”.
Copies of the Proxy Statement/Prospectus can also be obtained, when it becomes available, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention:
Corporate Secretary, Telephone: (302) 792-6000 or to Alliance Bancorp, Inc. of Pennsylvania, 541 Lawrence Road, Broomall,
Pennsylvania 19008, Attention: Corporate Secretary, Telephone: (610) 353-2900.
PARTICIPANTS IN THE SOLICITATION
Alliance and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of
Alliance and their ownership of Alliance common stock is set forth in the proxy statement for Alliance’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 19, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy
Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the section above.

Strategic Rationale
Strategic Rationale
Financially Attractive

Consistent with WSFS’s strategic growth plan in
Southeastern PA
Only remaining independent community bank of scale
headquartered in attractive Delaware County market
Favorable demographics, similar to WSFS core markets
8 offices in overlapping and adjacent market; WSFS will have
17 locations in Southeastern PA at close
Alliance - Assets of $421mm; Loans $310mm; Deposits of
$345mm
Alliance customer base provides appealing cross-sell
opportunities for WSFS products and services including Array
Financial (residential mortgages), Treasury Management,
Mobile Banking, and Wealth Management.
Platform for future growth in Southeastern PA
Compatible culture; client focused community banking model
Accretive to first full year earnings per share excluding one-time costs
Slight dilution to tangible book value earned back in 4.7 years
WSFS pro forma capital ratios well in excess of “well-capitalized”
guidelines following close
17% anticipated IRR
Pro forma ownership by Alliance shareholders in WSFS – 8.0%

Overview of Alliance Bancorp, Inc.
1) Represents bank level (Alliance Bank) financial data as of and for the year ended December 31, 2014.
Source: SNL Financial and Company provided information.
As of 12/31/14

$284
$303
$310
$270
$280
$290
$300
$310
$320
2012 2013 2014
Total Gross Loans ($mm)
76%
88%
90%
60%
70%
80%
90%
100%
2012 2013 2014
Loan / Deposits (%)
Financial Highlights
Total Assets ($mm) 420.8
Gross Loans ($mm) 310.2
Total Deposits ($mm) 344.8
Loans / Deposits 89.98%
Capital Ratios
Tangible Equity ($mm) 66.5
Tangible Equity / Tangible Assets 15.79%
Total Risk-Based Ratio
1
23.19%
Leverage Ratio
1
14.39%
Asset Quality Metrics
NPAs / Total Assets
1
1.72%
NPAs Ex. TDRs / Total Assets
1
0.60%
LLR / Gross Loans 1.44%
NCOs / Avg. Loans¹
0.07%
Profitability Metrics
Net Income ($mm) 2.6
Return on Average Assets 0.60%
Return on Average Equity 3.74%
Net Interest Margin¹ 3.61%

WSFS Financial Corporation

Montgomery
PENNSYLVANIA
Chester
Delaware
Wilmington
New Castle
Vineland
Bridgeton
Millville
Dover
Kent
Delaware Bay
RYLAND
DELAWARE
Sussex
Rehoboth Bay
Indian River Bay
Array
HQ
Philadelphia
LPO
WSFS
NEW JERSEY

Attractive Combined Franchise

(1) Does not include purchase accounting adjustments.
(2) Based on 20 Day Average WSFS share price as of 2/26/2015 of $77.77.
Source: SNL Financial and Company provided information.
Deposit Market Share (Delaware County) as of 6/30/2014
Rank Institution Branches
Deposits
($mm)
Market
Share
(%)
1 Toronto-Dominion Bank 15 2,354                19.8%
2 Wells Fargo & Co. (CA) 23 2,333                19.6%
3 Royal Bank of Scotland Group 21 1,625                13.7%
4 PNC Financial Services Group (PA) 11 1,111                9.4%
5 Banco Santander 13 832                    7.0%
6 Bryn Mawr Bank Corp. (PA) 14 589                    5.0%
7 Beneficial Bancorp Inc (PA) 6 413                    3.5%
8 Bank of America Corp. (NC) 9 404                    3.4%
Pro Forma 10 388                    3.3%
9 Alliance Bancorp of Penn (PA) 7 342                    2.9%
10 M&T Bank Corp. (NY) 9 261                    2.2%
22 WSFS Financial Corp. (DE) 3 46                      0.4%
Total (1-10) 128 10,263              86.4%
Total (1-31) 169 11,881              100.0%
($mm)
12/31/2014 Combined
(1)
Assets: 4,853          421             5,274
Gross Loans: 3,225          310             3,535
Deposits: 3,649          345             3,994
Market Cap
(2)
: 731             -              794
Offices: 55               8                 63
Assets Under Management: 1,187          -              1,187
Assets Under Administration: 9,416          -              9,416
The combination creates the largest, most diversified, community bank headquartered in the
Delaware Valley (Philadelphia-Camden -Wilmington MSA).

Market Demographics
Delaware Pennsylvania
New Castle Kent Sussex Delaware Chester
County County County County County
Total Population 551,010 171,028 207,614 562,633 511,036
Median Household Income $66,757 $52,489 $56,481 $61,896 $80,383
% of Household Income > $100k 30.6% 16.5% 21.6% 28.5% 39.3%
Median Home Value $254,448 $199,798 $245,039 $240,250 $324,247
Current Unemployment Rate 4.4% 4.6% 5.1% 4.5% 3.4%
WSFS Offices
(3)
28 9 8 4 / 11
(1)
4
(2)
/ 5
(1)
Distance from WSFS HQ to Alliance HQ 25 miles 25 miles
(1) Pro Forma for Alliance.
(2) Pro Forma including new WSFS Devon, PA office opening March 2015
(3) WSFS offices in Nevada, Virginia, and Montgomery County, PA are not included in this chart.
Source: SNL Financial.

Alliance operates in a contiguous market with similar demographics to WSFS’s home market, where we have had success for 183 years.

Pro Forma Loans and Deposits
Note: Financial data as of 12/31/2014.  No purchase accounting assumptions are incorporated in the pro forma loan and deposit composition.  Owner occupied CRE is classified as C&I.
Source: SNL Financial and Company provided information.
ALLB: $310.2 mm WSFS: $3,224.6 mm Pro Forma: $3,534.8 mm
ALLB: $344.8 mm WSFS: $3,649.2 mm Pro Forma: $3,994.0 mm
Pro Forma Loan Composition
Pro Forma Deposit Composition

Transaction
22%
MMDA &
Savings
22%
Retail CDs
54%
Jumbo CDs
2%
Transaction
43%
MMDA &
Savings
42%
Retail CDs
11%
Jumbo CDs
4%
Transaction
41%
MMDA &
Savings
40%
Retail CDs
15%
Jumbo CDs
4%
1-4 Family
10%
C&I
51%
CRE &
Multi
Family
26%
Constr.
and Dev.
5%
Other
Loans
8%
1-4 Family
8%
C&I
54%
CRE &
Multi
Family
25%
Constr.
and Dev.
4%
Other
Loans
9%
1-4 Family
39%
C&I
20%
CRE &
Multi
Family
31%
Constr.
and Dev.
8%
Other
Loans
1%

• Approximately $92.0 million transaction value
• 70% common stock / 30% cash
• 0.28955 shares of WSFS or $22.00 in cash
• Price / Tangible Book Value of 138.4%
• Anticipated closing date in early Q4 2015, subject to completion of standard closing conditions, shareholder and regulatory approvals.
Transaction Overview and Financial Impact
Transaction
Structure
•
Assumptions based on comprehensive due diligence
•
One-time pre-tax transaction costs of $9.3 million
•
Cost savings of ~40% of Alliance’s non-interest expense base
•
Substantial credit diligence undertaken; expected credit mark of 3.5%
•
No revenue synergies are modeled, but they are expected.
Assumptions
•
3.2% accretive to first full year earnings per share excluding one-time costs
•
Tangible book value dilution of 1.8%, earned back in 4.7 years
•
17% anticipated IRR
•
WSFS pro forma capital ratios well in excess of “well-capitalized” guidelines following close
Financial Impact

WSFS Financial Corporation

WSFS bank

We Stand For Service®

For more information please contact: Investor Relations: Stephen Fowle (302) 571-6833 or sfowle@wsfsbank.com www.wsfsbank.com Corporate Headquarters 500 Delaware Avenue Wilmington, DE 19801 41